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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2016 (February 9, 2016)

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

KS	1-3368	44-0236370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

602 S. Joplin Avenue, Joplin, Missouri, 64801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (417) 625-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, in connection with the approval of the Agreement and Plan of Merger dated as of February 9, 2016, by and between The Empire District Electric Company (the “Company”), Liberty Utilities (Central) Co. and Liberty Sub Corp. (the “Merger Agreement”), the Compensation Committee of the Company’s Board of Directors approved the amendment of outstanding performance-based restricted stock awards granted under The Empire District Electric Company 2006 Stock Incentive Plan and The Empire District Company 2015 Stock Incentive Plan, including performance-based restricted stock awards that were granted to the Company’s named executive officers.

Under the amendment, the outstanding performance-based restricted stock awards granted to each named executive officer are amended, effective upon and subject to the occurrence of the merger under the Merger Agreement, to provide that, as of the effective time under the Merger Agreement, each award will be cancelled and converted into the right to receive a lump-sum cash payment, payable in accordance with the Merger Agreement, equal to the product of (i) the merger consideration under the Merger Agreement, multiplied by (ii) the total number of shares of the Company’s common stock that would be earned for performance at target for the relevant performance period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

Dated: February 12, 2016

	By:	/s/ Laurie A. Delano
	Name:	Laurie A. Delano
	Title:	Vice President-Finance and Chief Financial Officer

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